                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 25, 2002


                             BOSTON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)




         DELAWARE                     1-13087                   04-2473675
(State or other jurisdiction  (Commission file number)         (IRS employer
      of incorporation)                                      identification no.)



                        111 HUNTINGTON AVENUE, SUITE 300
                        BOSTON, MASSACHUSETTS 02199-7610
               (Address of principal executive offices) (Zip Code)




                                 (617) 236-3300
              (Registrant's telephone number, including area code)

         Boston Properties, Inc. (the "Company") hereby amends its Current Report on Form 8-K dated September 25, 2002, filed with the Securities and Exchange Commission on October 8, 2002, to (i) add Item 5 below to describe a certain disposition that is individually insignificant and (ii) amend Item 7 in its entirety to include required financial statements, pro forma financial information and certain exhibits.

ITEM 5.  OTHER EVENTS

         On November 22, 2002, the Company disposed of One and Two Independence Square, two Class A office properties consisting of approximately 900,000 square feet located in Washington, D.C. for gross proceeds of approximately $345.0 million. The Company used the net proceeds to repay the mortgage financing related to these properties totaling approximately $189.1 million and to pay down other unsecured indebtedness.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements under Rule 3-14 of Regulation S-X:

         Combined Statements of Revenue over Certain Operating Expenses of 399 Park Avenue for the period from January 1, 2002 through September 24, 2002 (unaudited) and for the year ended December 31, 2001.

(b)      Pro Forma Financial Information:

         Pro Forma Consolidated Balance Sheet as of September 30, 2002 (unaudited).

         Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2002 (unaudited) and for the year ended December 31, 2001 (unaudited).

(c)      Exhibits

         EXHIBIT NO.
         -----------

         23.1     Consent of PricewaterhouseCoopers LLP.

         99.1 Purchase and Sale Agreement, dated as of August 28, 2002, by and between Citibank, N.A. and BP 399 Park Avenue LLC. *

         99.2 Credit Agreement, dated as of September 25, 2002, by and among BPLP, BP 399 Park Avenue LLC, certain other BPLP subsidiaries, and the banks and others that are parties thereto. *





-------------------------------
*Previously filed.

                               S I G N A T U R E S

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 4, 2002


                                              BOSTON PROPERTIES, INC.



                                              By:    /s/ Douglas T. Linde
                                                     ---------------------
                                                     Douglas T. Linde
                                                     Chief Financial Officer

                        Report of Independent Accountants


The Board of Directors and Stockholders of
Boston Properties, Inc.:


We have audited the accompanying combined statement of revenue over certain operating expenses (the "Statement") of 399 Park Avenue (the "Property") for the year ended December 31, 2001. This Statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Boston Properties, Inc. dated September 25, 2002) as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2), of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



/s/ PricewaterhouseCoopers LLP


November 22, 2002

                                399 PARK AVENUE
         COMBINED STATEMENTS OF REVENUE OVER CERTAIN OPERATING EXPENSES

                                (in thousands)

                                                       For the period from             For the
                                                     January 1, 2002 through         year ended
                                                       September 24, 2002         December 31, 2001
                                                     -----------------------      ------------------
                                                           (Unaudited)

Revenue (Note 2):

          Base rent                                                 $ 50,897              $ 37,035
          Recoveries from tenants                                      1,361                 1,688
                                                     -----------------------      ------------------
                                                                      52,258                38,723
                                                     -----------------------      ------------------

Certain operating expenses (Note 2):

          Repairs and maintenance                                      4,428                 4,685
          Janitorial and cleaning                                      2,775                 3,519
          Security                                                       891                 1,208
          Utilities                                                    2,639                 3,944
          General and administrative                                     391                 1,111
          Insurance                                                      199                   269
          Real estate taxes                                           10,026                13,151
                                                     -----------------------      ------------------
                                                                      21,349                27,887
                                                     -----------------------      ------------------
Excess of revenue over certain operating expenses                   $ 30,909              $ 10,836
                                                     =======================      ==================





          The accompanying notes are an integral part of these statements.

                                 399 PARK AVENUE
                   NOTES TO THE COMBINED STATEMENTS OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES



1.     DESCRIPTION OF THE PROPERTY

       The accompanying combined statements of revenue over certain operating expenses (the "Statement") includes the operations of an approximately
       1.7 million square foot Class A office tower known as 399 Park Avenue (the "Property"), which was operated as two separate condominium units, located in New York City, New York. On September 25, 2002, the Property was acquired by Boston Properties, Inc. (the "Company") through its subsidiary Boston Properties Limited Partnership from Citibank, N.A. ("Citibank"). Citibank occupies approximately 696,000 square feet of space at the Property at September 30, 2002.

       Total consideration for the acquisition was approximately $1.06 billion, which was financed with a $1.0 billion unsecured bridge loan, and the balance with cash.

2.     BASIS OF ACCOUNTING

       The accompanying Statement has been prepared on the accrual basis of accounting but is not representative of the actual operations of the Property for the periods shown. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes revenue attributable to the Citibank owner-occupied space in condominium unit two and certain historical expenses not comparable to the operations of the Property after acquisition such as certain ancillary income, amortization, depreciation, interest, certain owner occupant expenses, corporate expenses and certain other costs not directly related to the future operations of the Property.

3.     SIGNIFICANT ACCOUNTING POLICIES

         RENTAL REVENUE

              Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $64,000 and $4,585,000 for the year ended December 31, 2001 and for the period from January 1, 2002 through September 24, 2002 (unaudited), respectively.

         UNAUDITED INTERIM INFORMATION

              The Statement for the period from January 1, 2002 through September 24, 2002 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such Statement (in accordance with the Basis of Accounting as described in Note
              2) have been included. The results of operations for the period are not necessarily indicative of the Property's future results of operations.

         USE OF ESTIMATES

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.     DESCRIPTION OF LEASING ARRANGEMENTS

       The office and retail space is leased to tenants under leases with terms that vary in length. Certain leases contain reimbursement clauses and renewal options. Minimum lease payments due under noncancelable operating leases in effect as of September 25, 2002 (unaudited), for the remainder of 2002 and annually thereafter are as follows:

                                                                         Amount  (1)
                                                                     (in thousands)
                                                                   --------------------
                      2002 (9/25/02 - 12/31/02)                           $  27,040
                      2003                                                  110,804
                      2004                                                  111,070
                      2005                                                  110,700
                      2006                                                  105,839
                      2007                                                  100,820
                      Thereafter                                            966,544

                    (1) Includes the addition of minimum lease payments that Citibank will owe under terms of the lease agreement signed concurrent with the Company's acquisition of the Property.

         As of September 25, 2002, two tenants occupied approximately 68% of the leasable square feet of the Property.

                             BOSTON PROPERTIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
            INTRODUCTION TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 2002
                                   (Unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of Boston Properties, Inc. (the "Company") is presented as if the disposition of One and Two Independence Square, which occurred subsequent to September 30, 2002, had been consummated on September 30, 2002.

Such pro forma information is based on the historical consolidated balance sheet of the Company as of that date, giving effect to the transactions described above. This Pro Forma Consolidated financial information should be read in conjunction with Form 10-Q for the nine months ended September 30, 2002 (unaudited). In management's opinion, all adjustments necessary to reflect the above transaction have been made.

The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated on September 30, 2002 nor does it purport to represent the future financial position of the Company.

                             BOSTON PROPERTIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                             DISPOSITION OF
                                                                                              ONE AND TWO
                                                                        SEPTEMBER 30,         INDEPENDENCE                 PRO
                                                                           2002                  SQUARE                   FORMA
                                                                        ------------        ----------------          ------------
                                     ASSETS

Real estate:                                                             $ 8,766,200           $ (145,674) (A)        $ 8,620,526
       Less: accumulated depreciation                                       (836,418)              40,491  (A)           (795,927)
                                                                        ------------        ----------------          ------------
              Total real estate                                            7,929,782             (105,183)              7,824,599

Cash and cash equivalents                                                     28,793                    -                  28,793
Escrows                                                                       28,200                  (41) (B)             28,159
Tenant and other receivables, net                                             48,716               (3,002) (B)             45,714
Accrued rental income, net                                                   156,818               (3,151) (B)            153,667
Deferred charges, net                                                        148,435                 (936) (C)            147,499
Prepaid expenses and other assets                                             38,752                    -                  38,752
Investments in unconsolidated joint ventures                                 101,819                    -                 101,819
                                                                        ------------        ----------------          ------------
           Total assets                                                  $ 8,481,315           $ (112,313)            $ 8,369,002
                                                                        ============        ================          ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
       Mortgage notes and bonds payable                                  $ 4,422,692           $ (189,129) (D)        $ 4,233,563
       Unsecured bridge loan                                               1,000,000             (144,859) (E)            855,141
       Unsecured line of credit                                               44,000                    -                  44,000
       Accounts payable and accrued expenses                                  69,236               (2,526) (B)             66,710
       Dividends and distributions payable                                    81,190                    -                  81,190
       Interest rate contracts                                                15,115                    -                  15,115
       Accrued interest payable                                               18,265                 (220) (B)             18,045
       Other liabilities                                                      70,292               (1,254) (B)             69,038
                                                                        ------------        ----------------          ------------
           Total liabilities                                               5,720,790             (337,988)              5,382,802
                                                                        ------------        ----------------          ------------

Minority interests                                                           804,229               39,944  (F)            844,173
                                                                        ------------        ----------------          ------------
Stockholders' equity:
       Excess stock, $.01 par value, 150,000,000 shares
           authorized, none issued or outstanding                                  -                    -                       -
       Common stock, $.01 par value, 250,000,000 shares
           authorized, 95,352,102 issued and  95,273,202
           outstanding                                                           953                    -                     953
       Additional paid-in capital                                          1,977,560                    -               1,977,560
       Dividends in excess of earnings                                        (2,532)             185,731  (F)            183,199
       Treasury common stock, at cost                                         (2,722)                   -                  (2,722)
       Unearned compensation                                                  (3,355)                   -                  (3,355)
       Accumulated other comprehensive loss                                  (13,608)                   -                 (13,608)
                                                                        ------------        ----------------          ------------
           Total stockholders' equity                                      1,956,296              185,731               2,142,027
                                                                        ------------        ----------------          ------------
                   Total liabilities and stockholders' equity            $ 8,481,315         $   (112,313)            $ 8,369,002
                                                                        ============        ================          ============


     The accompanying notes are an integral part of these financial statements.

                             BOSTON PROPERTIES, INC.
                             NOTES TO THE PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2002
                                   (Unaudited)




(A) Represents the elimination of the net book value of One and Two Independence Square at September 30, 2002.

(B) Represents the elimination of certain assets and liabilities of One and Two Independence Square at September 30, 2002.

(C) Represents the elimination of the net book value of deferred leasing and financing charges of One and Two Independence Square at September 30, 2002.

(D) Represents the repayment of the mortgage financing related to the disposition of One and Two Independence Square.

(E) Represents the partial pay down of the unsecured bridge loan using the excess proceeds from the sale of One and Two Independence Square after the repayment of the mortgage financing.

(F) Represents the net increase in and rebalancing of Stockholders' Equity and Minority Interests as a result of the sale of One and Two Independence Square.

                             BOSTON PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                For the nine months ended September 30, 2002 and
                        the year ended December 31, 2001
                                   (Unaudited)


The accompanying unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 are presented as if the acquisition on September 25, 2002 of 399 Park Avenue and related unsecured bridge financing and the disposition on November 22, 2002 of One and Two Independence Square and related mortgage financing repayment and unsecured bridge financing repayment had occurred on January 1, 2001.

These Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, reported on Form 10-K for the year ended December 31, 2001 and on Form 10-Q for the nine months ended September 30, 2002.

The unaudited Pro Forma Consolidated financial information prepared by Boston Properties' management is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2002 or for the year ended December 31, 2001, had the previously described transactions actually occurred on January 1, 2001 and the effect thereof carried forward through the nine month period ended September 30, 2002, nor do they purport to present the future results of operations of the Company.

                             BOSTON PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                             NINE MONTHS                         DISPOSITION OF
                                                                ENDED          ACQUISITION OF      ONE AND TWO
                                                             SEPTEMBER 30,        399 PARK        INDEPENDENCE               PRO
                                                                2002              AVENUE             SQUARE                 FORMA
                                                             -------------     --------------    --------------          -----------
   Revenue
       Rental:
           Base rent                                          $ 713,447         $ 84,366  (A)      $ (25,594)            $ 772,219
           Recoveries from tenants                               87,080            1,361                (370)               88,071
           Parking and other                                     37,610                -                 (52)               37,558
                                                             -------------     --------------    --------------          -----------
               Total rental revenue                             838,137           85,727             (26,016)              897,848
       Hotel revenue                                             20,007                -                   -                20,007
       Development and management services                        9,440                -                   -                 9,440
       Interest and other                                         4,804                -                 (10)                4,794
                                                             -------------     --------------    --------------          -----------
               Total revenue                                    872,388           85,727             (26,026)              932,089
                                                             -------------     --------------    --------------          -----------
   Expenses
       Operating:
           Rental                                               265,696           21,349              (6,427)              280,618
           Hotel                                                 13,524                -                   -                13,524
       General and administrative                                34,589                -                   -                34,589
       Interest                                                 199,539           24,965  (B)        (13,489)(B)           211,015
       Depreciation and amortization                            132,274           13,276  (C)         (2,896)(C)           142,654
       Net derivative losses                                     10,413                -                   -                10,413
       Loss on investments in securities                          4,297                -                   -                 4,297
                                                             -------------     --------------    --------------          -----------
               Total expenses                                   660,332           59,590             (22,812)              697,110
                                                             -------------     --------------    --------------          -----------
   Income before minority interests in property
       partnerships, income from unconsolidated joint
       ventures, minority interest in Operating
       Partnership, gain on sale of land held for
       development, preferred dividend and
       discontinued operations                                  212,056           26,137              (3,214)              234,979
   Minority interests in property partnerships                    1,903                -                   -                 1,903
   Income from unconsolidated joint ventures                      5,871                -                   -                 5,871
                                                             -------------     --------------    --------------          -----------
   Income before minority interest in Operating
       Partnership, gain on sale of land held for
       development, preferred dividend and
       discontinued operations                                  219,830           26,137              (3,214)              242,753
   Minority interest in Operating Partnership                   (56,701)          (4,739) (D)            583 (D)           (60,857)
                                                             -------------     --------------    --------------          -----------
   Income before gain on sale of land held for
       development, preferred dividend
       and discontinued operations                              163,129           21,398              (2,631)              181,896
   Gain on sale of land held for development,
       net of minority interest                                   3,644                -                   -                 3,644
                                                             -------------     --------------    --------------          -----------
   Income before preferred dividend and
       discontinued operations                                  166,773           21,398              (2,631)              185,540
   Preferred dividend                                            (3,412)               -                  -                (3,412)
                                                             -------------     --------------    --------------          -----------
   Income before discontinued operations                      $ 163,361         $ 21,398            $ (2,631)            $ 182,128
                                                             =============     ==============    ==============          ===========


   Basic earnings per share:                                 -------------                                               -----------
       Income before discontinued operations                  $    1.77                                                  $    1.97
                                                             =============                                               ===========
       Weighted average number of common
         shares outstanding                                      92,413                                                     92,413
                                                             =============                                               ===========

   Diluted earnings per share:                               -------------                                               -----------
       Income before discontinued operations                  $    1.74                                                  $    1.94
                                                             =============                                               ===========
       Weighted average number of common and common
           equivalent shares outstanding                         94,026                                                     94,026
                                                             =============                                               ===========


     The accompanying notes are an integral part of these financial statements.

                             BOSTON PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                                                                   DISPOSITION OF
                                                                  YEAR ENDED   ACQUISITION OF       ONE AND TWO
                                                                  DECEMBER 31,    399 PARK          INDEPENDENCE           PRO
                                                                     2001          AVENUE              SQUARE             FORMA
                                                                  ------------ --------------       ------------      ------------
   Revenue
       Rental:
           Base rent                                              $  843,854      $ 113,466  (A)     $ (34,145)       $  923,175
           Recoveries from tenants                                   107,025          1,688               (692)          108,021
           Parking and other                                          51,999              -                  -            51,999
                                                                  ------------ --------------       ------------      ------------
               Total rental revenue                                1,002,878        115,154            (34,837)        1,083,195
       Development and management services                            13,190              -                  -            13,190
       Interest and other                                             12,183              -                  -            12,183
                                                                  ------------ --------------       ------------      ------------
               Total revenue                                       1,028,251        115,154            (34,837)        1,108,568
                                                                  ------------ --------------       ------------      ------------
   Expenses
       Operating                                                     311,371         27,887             (8,334)          330,924
       General and administrative                                     38,312              -                  -            38,312
       Interest                                                      223,389         34,723  (B)       (21,064)(B)       237,048
       Depreciation and amortization                                 149,348         18,099  (C)        (3,776)(C)       163,671
       Net derivative losses                                          26,488              -                  -            26,488
       Loss on investments in securities                               6,500              -                  -             6,500
                                                                  ------------ --------------       ------------      ------------
               Total expenses                                        755,408         80,709            (33,174)          802,943
                                                                  ------------ --------------       ------------      ------------
   Income before minority interests in property
       partnerships, income from unconsolidated
       joint ventures, minority interest in
       Operating Partnership, gain on sale of
       real estate, preferred dividend, discontinued
       operations and cumulative effect of a change
       in accounting principle                                       272,843         34,445             (1,663)          305,625
   Minority interests in property partnerships                         1,085              -                  -             1,085
   Income from unconsolidated joint ventures                           4,186              -                  -             4,186
                                                                  ------------ --------------       ------------      ------------
   Income before minority interest in Operating
       Partnership, gain on sale of real estate,
       preferred dividend, discontinued operations
       and cumulative effect of a change in
       accounting principle                                          278,114         34,445             (1,663)          310,896
   Minority interest in Operating Partnership                        (74,832)        (6,465) (D)           312 (D)       (80,985)
                                                                  ------------ --------------       ------------      ------------
   Income before gain on sale of real estate, preferred
       dividend, discontinued operations and cumulative
       effect of a change in accouinting principle                   203,282         27,980             (1,351)          229,911
   Gain on sale of real estate, net of minority interest               9,089              -                  -             9,089
                                                                  ------------ --------------       ------------      ------------
   Income before preferred dividend,discontinued
       operations and cumulative effect of a change
       in accounting principle                                       212,371         27,980             (1,351)          239,000
   Preferred dividend                                                 (6,592)             -                  -            (6,592)
                                                                  ------------ --------------       ------------      ------------
   Income before discontinued operations and
       cumulative effect of a change in
       accounting principle                                       $  205,779      $  27,980          $  (1,351)       $  232,408
                                                                  ============ ==============       ============      ============

   Basic earnings per share:
       Income before discontinued operations and
           cumulative effect of a change                          ------------                                        ------------
           in accounting principle                                $     2.28                                          $     2.58
                                                                  ============                                        ============
       Weighted average number of common shares
           outstanding                                                90,002                                              90,002
                                                                  ============                                        ============
   Diluted earnings per share:
       Income before discontinued operations
           and cumulative effect of a change                      ------------                                        ------------
           in accounting principle                                $     2.23                                          $     2.52
                                                                  ============                                        ============
       Weighted average number of common and common
          equivalent shares outstanding                               92,200                                              92,200
                                                                  ============                                        ============


     The accompanying notes are an integral part of these financial statements.

                             BOSTON PROPERTIES, INC.
                             NOTES TO THE PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS


The Pro Forma Consolidated Statements of Operations reflect the historical results of operations of One and Two Independence Square and the historical results of operations as reflected in the Combined Statements of Revenue Over Certain Operating Expenses (the "Statement") of 399 Park Avenue, as adjusted for base rent, interest expense and depreciation and amortization for the year ended December 31, 2001 and the period from January 1, 2002 through September 24, 2002 (unaudited).

(A) Base Rent includes adjustments based on the pro forma acquisition date of January 1, 2001 as follows:

                                                     Period from
                                                    January 1, 2002         Year ended
                                                        through            December 31,
                                                     September 24,             2001
                                                        2002
                                                    -----------------     ----------------
                                                             (dollars in thousands)

Base rent per the Statement                                  $50,897              $37,035

Pro Forma Base Rent Adjustment  (1)                           33,469               76,431
                                                    -----------------     ----------------

Pro Forma Base Rent                                          $84,366             $113,466
                                                    =================     ================

               (1) Concurrent with the acquisition of 399 Park Avenue, the Company entered into a leasing arrangement with Citibank. The amounts above include an adjustment to base rent to reflect rental income attributed to Citibank's occupied space in the pro forma periods. The straight-line rent adjustment is based on the contractual lease terms entered into by Citibank and the Company at the acquisition date of 399 Park Avenue for Citibank occupied space and is also based on the terms related to space occupied by Citibank through November 2001 and subsequently leased to another tenant. The amount above also includes an adjustment to straight-line rent for pro forma purposes.

(B) Reflects the net increase in interest expense as a result of the unsecured bridge financing obtained in connection with the acquisition of 399 Park Avenue and the repayment of the mortgage financing and a partial repayment of the unsecured bridge financing in conjunction with the disposition of One and Two Independence Square. The unsecured bridge financing totaling $1.0 billion requires payments of interest only at a current variable rate of Eurodollar + 1.45% and matures in September 2003. The debt financing repaid in connection with the disposition of Independence Square One and Two consists of the following: a $75.0 million loan secured by One Independence Square which bears interest at a variable rate of LIBOR + 1.60% (3.42% at September 30, 2002), a $114.1 million loan secured by Two Independence Square which bears interest at an increasing fixed rate with a current fixed rate of 8.5% and an effective interest rate of 8.09% and an approximately $144.9 million pay down of the unsecured bridge loan with the net proceeds from the disposition of One and Two Independence Square.

     The interest rate of 3.27% and 3.33% used in the Pro Forma Consolidated Statements of Operations is equal to the one-month LIBOR rate at September 30, 2002 and December 31, 2001, respectively, plus 145 basis points. The effect on the Pro Forma Consolidated Statements of Operations for a 1/8% change in rates is approximately $2.6 million and $3.5 million for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively.

(C) Reflects the pro forma depreciation and amortization expense for 399 Park Avenue offset by the depreciation and amortization expense related to the disposition of One and Two Independence Square. Depreciation for 399 Park Avenue is based on a preliminary allocation of the purchase price to land,


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     building and other assets and is subject to change as additional information is obtained. Depreciation expense is computed over an estimated useful life of 40 years for the building.

(D) Reflects an adjustment for the minority interest in the Operating Partnership's share of pro forma income before discontinued operations and the cumulative effect of a change in accounting principle.
























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